Exhibit 10.2
SECOND AMENDMENT TO THE
EMERSON ELECTRIC CO.
2006 INCENTIVE SHARES PLAN

WHEREAS, Emerson Electric Co. (“Company”) previously adopted the Emerson Electric Co. 2006 Incentive Shares Plan (as amended, the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has authority to amend the Plan pursuant to Section 13 therein; and

WHEREAS, the Company desires to amend the Plan to reduce the minimum performance period and Restriction Period from three years to one year.

NOW, THEREFORE, effective as of the date hereof, the Plan is amended as follows:

1. Section 4 of the Plan is deleted in its entirety and replaced with the following:

4. PERFORMANCE SHARES; PERFORMANCE PERIOD. The Committee, in its discretion, may award all or any part of the Shares covered by the Plan as units representing Performance Shares. The maximum number of Performance Shares which may be awarded to any individual for any performance period shall be 800,000 shares (subject to the anti-dilution provisions in Section 3). Any award of Performance Shares to a Participant for a specified performance period under the Plan which is cancelled as provided in Section 3 shall continue to be counted against the maximum number of Performance Shares which may be granted to such Participant for such period. Performance Shares shall not be issued at the time of award, but the award of units shall represent the right to receive payment (as determined by the Committee pursuant to Section 6 hereof) if specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates, all as the Committee may determine, in its discretion. The performance objectives shall be established at the beginning of the applicable performance period and shall be based upon one or more of the following criteria: sales, earnings, earnings per share, net earnings, pre-tax earnings, earnings before interest and taxes, return on equity, return on total capital and asset management. The performance criteria may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution of or diminution in the Company’s earnings, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program. Except as provided in Section 12 hereof, the performance period for which achievement of any performance objective shall be determined shall not be less than one year. Awards of Performance Shares may be conditioned on the Participant’s continued employment by the Company or a subsidiary or affiliate over the performance period or in any other manner the Committee may determine.

2. Section 9 of the Plan is deleted in its entirety and replaced with the following:

9. RESTRICTED SHARES. In addition to Performance Shares the Committee may grant to eligible Participants shares covered by the Plan which are not subject to performance programs or performance objectives. Such other share grants shall be Restricted Shares.

Unless otherwise approved by the Committee, Restricted Shares shall be forfeitable if the holder resigns or is discharged from the employ of the Company (or a subsidiary or affiliate, or a subsidiary of a subsidiary or affiliate, as the case may be) during a Restriction Period specified by the Committee, which shall be not less than one year from the date of the award. Such shares shall be forfeitable on such other terms and conditions as may be specified by the Committee in an award agreement which shall be signed by the Participant at the time of the award. After the grant of any such award the Committee, in its discretion, may waive any of the terms and conditions thereof and may reduce the Restriction Period applicable thereto; provided, however, that the Committee shall not reduce such period to less than one year; and provided further, however, that in the event any Change of Control (as hereinafter defined) shall occur the Restriction Period applicable to all Restricted Shares then outstanding shall be accelerated and be deemed to be satisfied so that the holders of such Restricted Shares

Exhibit 10.2
shall immediately, and without any action by the Committee, hold said Shares fully vested and without any continuing restrictions thereon, excepting, however, such restrictions, if any, as may then be applicable under state or federal securities laws.

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Approved by the Compensation Committee of the Board of Directors on October 17, 2023.